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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors and Stockholders
Restoration Hardware, Inc.
Corte Madera, California

        We consent to incorporation by reference in Registration Statements No. 333-58684, 333-45638, 333-66065, 333-72288, 333-81430 and 333-103639 of Restoration Hardware, Inc, on Form S-8 and Registration Statements No. 333-62178, 333-70624 and 333-74668 of Restoration Hardware, Inc. on Form S-3 of our report dated May 2, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 17) appearing in this Annual Report on Form 10-K of Restoration Hardware, Inc. for the year ended February 1, 2003.

        Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of Restoration Hardware, Inc. listed in Item 15(a)(2). The financial statement schedule is the responsibly of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP

San Francisco, California
May 2, 2003

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  Exhibit 23.1